Exhibit 99.1

FOR IMMEDIATE RELEASE

Ironwood Pharmaceuticals Announces Leadership Change

CAMBRIDGE, Mass., September 6, 2017 — Ironwood Pharmaceuticals, Inc. (NASDAQ: IRWD) announced today that Tom Graney, chief financial officer (CFO) and senior vice president, finance and corporate strategy will leave the company, effective September 13, 2017, to pursue another opportunity. Gina Consylman, Ironwood’s vice president of finance and chief accounting officer, will serve as the company’s interim chief financial officer. Ironwood has initiated a search for a senior business strategy and finance executive to complement its current leadership team.

“We thank Tom for his many contributions to Ironwood over the past few years, and we wish him well in his new role,” said Peter Hecht, chief executive officer of Ironwood. “We are proud of Ironwood’s ability to attract and develop terrific people and prepare them for success throughout their careers. As a result, we have a very strong team in place to manage a smooth transition and drive the continued, relentless advancement of our strategy to build a top-performing commercial biotech company.”

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (NASDAQ: IRWD) is a commercial biotechnology company focused on creating medicines that make a difference for patients, building value for our fellow shareholders, and empowering our passionate team. We are commercializing two innovative primary care products: linaclotide, the U.S. branded prescription market leader for adults with irritable bowel syndrome with constipation (IBS-C) or chronic idiopathic constipation (CIC), and lesinurad, which is approved to be taken with a xanthine oxidase inhibitor (XOI) for the treatment of hyperuricemia associated with uncontrolled gout. We are also advancing a pipeline of internally and externally generated innovative product candidates in areas of significant unmet need, including uncontrolled gastroesophageal reflux disease and vascular and fibrotic diseases. Ironwood was founded in 1998 and is headquartered in Cambridge, Mass. For more information, please visit www.ironwoodpharma.com or www.twitter.com/ironwoodpharma; information that may be important to investors will be routinely posted in both these locations.

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about Ironwood’s leadership team and the strength thereof, management transition plans, executive searches, growth, business strategy, productivity and the potential of its products and product candidates and their impact, as well as statements about the timing of any of the foregoing.  Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to management and key personnel changes, our ability to effectively advance our strategy, the effectiveness of development and commercialization efforts by us and our partners; preclinical and clinical development, manufacturing and formulation development; the risk that findings from our completed nonclinical and clinical studies may not be replicated in later studies; efficacy, safety and tolerability of linaclotide, lesinurad and our product candidates; decisions by regulatory authorities; the risk that we are unable to successfully integrate lesinurad into our existing business, commercialize lesinurad or realize the anticipated benefits of the lesinurad transaction; the risk that we may never get sufficient patent protection for our products and our product candidates or that we are not able to successfully protect such patents; the outcomes in legal proceedings to protect or enforce the patents relating to our products and product candidates, including ANDA litigation; developments in the intellectual property landscape; challenges from and rights of competitors or potential competitors; the risk that our planned investments do not have the anticipated effect on our company revenues, linaclotide, lesinurad or our product candidates; the risk that we are unable to manage our operating expenses or cash use for operations, or are unable to commercialize our products, within the guided ranges or otherwise as expected and those risks listed under the heading “Risk Factors” and elsewhere in Ironwood’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, and in our subsequent SEC filings. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and Ironwood undertakes no obligation to update these forward-looking statements.

SOURCE: Ironwood Pharmaceuticals, Inc.

Investor and Media Relations

Meredith Kaya, 617-374-5082

Senior Director, Investor Relations and Corporate Communications

mkaya@ironwoodpharma.com